(front cover)
Investing in the Federated Family of FundsTM
Because The Best Of Life Awaits You

(front cover graphic)

The graphic consists of a circle centered in the middle of the page. The circle contains nine smaller squares that consist of pictures of children with their families doing various activities such as walking in a field of flowers or along the beach. The squares are arranged in three rows of three within the circle, and arranged to form a large square; the outside of the circle is trimmed in red, orange, green and purple.

(Federated Investors logo)


Table of Contents
Before You Begin                                           2
Your Investment Strategy                                   3
Finding Your Balance Between Risk And Reward               4
Allocating Your Assets                                     5
Federated Family of Funds
     Tax-Free Income Funds                                 6
     Income Funds                                          6
     Growth & Income Funds                                 7
     Growth Funds                                          7
The Mutual Fund Experts Behind Your Investment
      About Federated Investors                          8,9
To Learn More                                              9

Mutual funds are not deposits or obligations of any bank, are not guaranteed by any bank, and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency. Investment in mutual funds involves risk, including possible loss of principal.


BEFORE YOU BEGIN-
KNOW YOUR INVESTMENT CHOICES

HOW TO PROPERLY INVEST YOUR MONEY IS A SERIOUS DECISION WITH LONT-TERM CONSEQUENCES FOR YOU AND YOUR FAMILY. At risk may be the goals you've set, your day-to-day financial responsibilities, and your future security. Here are some steps you can take to help ensure a successful investing experience:
(1) determine and prioritize your objectives, (2) evaluate your tolerance for and ability to accept investment risks, (3) put into place a solid financial strategy, using a combination of appropriate investments and (4) continually monitor and assess your investment mix, as your goals and the markets change.

The world of investing is intriguing, yet riddled with baffling choices. For example, there are now nearly 6,000 mutual funds from which to choose.* If you don't have the resources, time, or knowledge to uncover your best opportunities, you may want to enlist the guidance of a professional investment adviser. Your professional can help narrow the focus to those investments that offer you the greatest potential, at the right time, for your situation.

In today's electronic, global marketplace, there is little room for ignorance. Investment risks are many, but the rewards can be vast and exhilarating. One of the best assets you can begin with is a thorough understanding of your investment choices.

*Source: Investment Company Institute


Life Is Filled With Surprises -
YOU NEED A POWERFUL INVESTMENT STRATEGY.

OBLIGATIONS AND RESPONSIBILITIES - EACH OF US FACES THEM. HOPES AND DREAMS - EACH OF US WANTS TO ACHIEVE THEM. But to do so we must meet and overcome many financial challenges throughout our lives. No matter what your age or situation, there are many compelling reasons to invest: retirement security, the childrens' college education, sheltering income from taxes - to name just a few.

And the fact is, a savings plan alone is simply no longer enough. We've come light-years beyond the days of controlled interest rates, when the value of currency was backed by gold and silver reserves. Tuitions are skyrocketing, pensions are shrinking (or disappearing altogether), Social Security is uncertain, and inflation is forever taking its toll. It's up to you to keep pace. To help preserve and enhance the value of your money, you need a powerful investment strategy.

Chances are you are investing for several different goals: immediate and long-term, income and growth. That's why you'll need a combination of investments that work in strong accord. The Federated Family of Funds is designed to do just that. With a broad selection of portfolios to suit practically every investment need, you and your investment professional can use the Federated Family of Funds to create a comprehensive investment plan to help you fulfill today's needs and realize tomorrow's dreams.

(photgraphic images)
Three small photographic images appear on the bottom right of the page. The largest of the three is rectangular in shape, and consists of a mother rollerblading with her two children in a park. The other two images are of children: one is an image of a child tying her shoe, and the other depicts two children working at a personal computer.


Risk And Reward-
WHAT ARE YOU WILLING AND ABLE TO ACCEPT?

TO ANSWER THIS QUESTION THERE ARE SEVERAL FACTORS YOU WILL NEED TO EXAMINE. What is your timeline for investing? What are your financial responsibilities? What is your income? What is your desired return? What is your comfort zone with investment risk? These are just a few of the questions you'll want to consider.

Because they are highly diversified - spreading your investment dollars among many different securities - mutual funds offer a degree of protection against investment risks that you won't get from investing in individual securities. Still, they do not guarantee against loss, and even mutual funds envelop a broad scope of risk, from the extremely conservative to the most aggressive.

(Risk/Reward pyramid graphic)
The pyramid is constructed of colored cubes, with red representing the top two layers for the growth funds, followed by two green rows representing the growth and income funds, and the bottom layer consisting of two rows, the left half of which is orange and representing the tax-free funds, and the right half of which is purple and representing income funds. The words `Higher Risk/higher Reward Potential''appear above the pyramid, and the words ``Lower Risk/Lower Reward Potential''appear beneath the pyramid.

This diagram illustrates the elements of risk and reward as it pertains to the four primary investment categories - Tax-Free Income Funds, Income Funds, Growth & Income Funds, and Growth Funds. On the following pages, each portfolio of the Federated Family of Funds is also classified under these headings, and you can assess how they rank according to their inherent investment risks.

(A vertical sidebar appears on the right side of the page. It is grey in color, runs the length of the page and includes the following three paragraphs regarding risk and return).

RISK/RETURN
One of the basic principles of investing is that the more return you seek, the more risk you face. For example, conservative investors seeking income while protecting their original investment are usually not comfortable taking higher risk. At the same time, these investors should not expect extraordinary returns.

Aggressive investors who want significant returns on their investment should also be willing to accept greater risks. In the middle are balanced investors, who are pursuing both income and growth through their investments.

You can use the Federated Family of Funds to create the right investment mix for you - to pursue the highest possible return for your acceptable level of risk.


No Single Investment Can Do It All -
ALLOCATE YOUR ASSETS WISELY.

PROPORTIONING YOUR INVESTMENT DOLLARS AMONG THAT iRIGHT MIXi OF INVESTMENTS IS CALLED ASSET ALLOCATION. With this proven technique you can use a combination of mutual funds from all, or some of, the investment categories. Asset allocation puts the power of entire markets to work for you, every day.

Used by leading money managers nationwide, asset allocation is a process that builds upon the particular benefits of each market sector. In effect, you are adding another layer of diversification - spreading your investment dollars among mutual fund types, which are themselves spread among individual securities
- to help reduce investment risks.

WHICH ASSET MIX IS RIGHT FOR YOU?
How to proportion your money among the appropriate funds within each portfolio is a process that involves careful analysis of your goals and objectives. To help explain the concept of asset allocation, however, here some simplified examples:
THE FOLLOWING EXAMPLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND ARE NOT INTENDED TO PROVIDE SPECIFIC INVESTMENT ADVICE.

(Graphic: Three pie charts - one for each type of sample portfolio, growth, balanced, and income, - appears on the left side of the page).

GROWTH PORTFOLIO
60% Growth Funds (represented in red)
20% Growth & Income Funds (represented in green)
20% Income Funds (represented in purple)

FOR PEOPLE WHO SEEK HIGH, LONG-TERM APPRECIATION IN THE VALUE OF THEIR INVESTMENT. PORTFOLIOS MAY CONSIST PRIMARILY OF STOCK FUNDS.

BALANCED PORTFOLIO
20% Growth Funds (represented in red)
50% Growth & Income Funds (represented in green)
30% Income Funds (represented in purple)

FOR PEOPLE WHO SEEK TO BALANCE THE RISKS AND REWARDS OF LONG-TERM STOCK INVESTING WITH INCOME-PRODUCING SECURITIES. PORTFOLIOS MAY CONSIST OF A STRATEGIC COMBINATION OF STOCK AND BOND FUNDS.

INCOME PORTFOLIO*
5% Growth Funds (represented in red)
20% Growth & Income Funds (represented in green)
75% Income Funds (represented in purple)

FOR PEOPLE WHO SEEK TO INCREASE THEIR LEVEL OF CURRENT INCOME OR TO ACCUMULATE WEALTH OVER TIME, USING A MORE CONSERVATIVE MEANS THAN STOCK INVESTMENTS. PORTFOLIOS CONSIST PRIMARILY OF CORPORATE AND/OR GOVERNMENT BOND FUNDS. *Depending upon your particular tax situation, you may want to include investments in tax-free funds as part of the income portion of your personal portfolio.



Federated Family of Funds

(Graphic matrix of Federated Family of Funds)
Four fund categories (based upon primary ivestment objectives) are listed horizontally across the top margin of the next two pages (which are contiguous) in the following order: Tax-Free Income, Income, Growth and Income, and Growth. The fund types are listed in color coded boxes as previously assigned in the pyramid graphic on page four of the brochure. The three investment strategy types (i.e., aggressive, moderate, and conservative) are listed vertically along the left side of the page in blue-gray boxes. The names of some funds comprising the Federated Family of Funds along with a brief description of the fund are located within this matrix according to fund type and investment strategy. The funds and related descriptions are disclosed below.

The Federated Family of Funds offers a variety of portfolios, both internationally and domestically diversified, providing you with a world of investment opportunities in the stock and bond markets.

As you can see, we've grouped the funds according to their primary investment objectives: Tax-Free Income, Income, Growth & Income and Growth. Within these categories, each fund is plotted along a spectrum of risk/return potential, which may help you measure its investment trade-off. As always, your investment professional is your best source of guidance

INVESTMENT STRATEGY-AGGRESSIVE/INCOME

FEDERATED STRATEGIC INCOME FUND 1,2
Investing across three bond markets - domestic high-yield corporates, international debt, and U.S. government securities - this fund seeks a high level of income and strategically manages the risk inherent in high yield and international bonds through sector diversification.

FEDERATED HIGH INCOME BOND FUND, INC. 2
The Federated High Income Bond Fund takes advantage of higher-yielding, lower-rated corporate bonds as its primary means of pursuing high current income.

GROWTH&INCOME

FEDERATED AMERICAN LEADERS FUND, INC.
By investing in blue-chip stocks of America's premier corporations, American Leaders seeks growth of capital and income. The fund emphasizes high-quality stocks with a value-based approach to security selections.

FEDERATED EQUITY INCOME FUND, INC.
This fund focuses on high-quality core holdings of domestic stocks for above-average dividend yield potential and growth potential. Its goal is above-average income and capital appreciation.

GROWTH

FEDERATED LATIN AMERICAN GROWTH FUND 1
The fund invests in long-term growth opportunities found primarily in the region's more developed countries like Mexico, Brazil, Argentina, Peru, Chile, Columbia, and Venezuela. It is always diversified across at least three countries and selects stocks that exhibit superior potential for price momentum.


FEDERATED EMERGING MARKETS FUND 1
With a current portfolio of over 150 different securities - broadly diversified among 20 or more emerging market countries - this fund seeks out long-term growth opportunities. Stocks from Africa, Latin America, Asia, and parts of Europe are such smaller, developing markets the fund attempts to profit from.

FEDERATED ASIA PACIFIC GROWTH FUND 1
With stock exposure in Asian and Pacific Rim countries, such as Japan, India, China, Australia, Hong Kong, and Malaysia, this fund offers long-term growth potential. It is always diversified across at least three countries and selects stocks that exhibit superior potential for price momentum.

FEDERATED EUROPEAN GROWTH FUND 1
In order to capture the abundant growth opportunities available in the European stock market, this fund targets the more established countries of Western Europe, but may also invest in the developing countries of Eastern Europe.

FEDERATED INTERNATIONAL SMALL COMPANY FUND 1
This fund gives you both developed and emerging market diversification to pursue long-term growth of capital. It invests in the small capitalization stocks of companies based in the Far East, Latin America and Eastern Europe, as well as the developed economies of Canada, Japan, and Western Europe.

FEDERATED INTERNATIONAL EQUITY FUND 1
Utilizing foreign stocks of approximately 25 countries, this fund is broadly diversified across many developed markets and in many industries. Federated International Equity Fund may be a prudent way for investors who seek total return on their assets to `put a toe in the water'' internationally.

FEDERATED SMALL CAP STRATEGIES FUND
Among Federated's more aggressive, domestic stock portfolios, this fund seeks capital appreciation through a strategic selection of small capitalization stocks, spread broadly among different industries.

FEDERATED GROWTH STRATEGIES FUND
Federated Growth Strategies Fund may be a good choice for long-term investors who are striving to keep well ahead of inflation. It invests in a portfolio of mid- to large-cap stocks that Federated believes offer prospects for superior price momentum and earnings growth.

FEDERATED CAPITAL APPRECIATION FUND
In pursuit of capital appreciation, the fund invests primarily in a strategic combination of mid- to large-cap stocks, which include those of widely traded larger companies and mid-size, well-established firms.

INVESTMENT STRATEGY-MODERATE/TAX-FREE INCOME

FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC. 4
A selection of investment-grade and higher-yielding, lower-rated municipal bonds with a current average maturity of 13 years. The fund seeks a high level of federally tax-free income, for the longer-term, tax-sensitive investor.

FEDERATED STATE-SPECIFIC TAX-FREE FUNDS 4
These Federated funds offer residents of their respective states income that is free from federal, state, and local taxes, where applicable: Federated California Municipal Income Fund, Federated Michigan Intermediate Municipal Trust, Federated New York Municipal Income Fund, Federated Ohio Municipal Income Fund, and Federated Pennsylvania Municipal Income Fund.

FEDERATED MUNICIPAL SECURITIES FUND, INC. 4
To pursue high tax-free income each month for the mid- to long-term investor, the fund invests in a diversified portfolio of investment-grade quality municipal bonds.

INCOME

FEDERATED BOND FUND 2
Balancing its dual goals of current income and capital preservation, Federated Bond Fund concentrates its holdings primarily in investment grade bonds. To increase income potential, the fund may prudently invest up to 35% of its assets in higher yielding, lower-rated corporate bonds.

FEDERATED INTERNATIONAL INCOME FUND 1
Seeking a high level of current income, the fund invests primarily in quality bonds from developed countries abroad. Its secondary objective is capital appreciation.

FEDERATED GOVERNMENT INCOME SECURITIES FUND 3
For enhanced current income and high credit quality, the fund invests chiefly in securities that are guaranteed by the U.S. government, its agencies, and instrumentalities.

FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC. 3
U.S. Treasury notes and bonds are used in conjunction with U.S. government mortgage and other agency securities to provide current income. Its managers seek to enhance returns while reducing price volatility.

GROWTH & INCOME

FEDERATED WORLD UTILITY FUND 1
As a more conservative `first step'' into global investing, the Federated World Utility Fund is diversified, by security type and country, among domestic and foreign utility securities. Total return, combining the strengths of growth and income, is its aim.

FEDERATED UTILITY FUND, INC.
For current income and potential long-term growth of income, stocks and bonds from diverse companies in the electric, gas, and communications industries comprise the majority of this fund's holdings. Secondary investments in convertible securities and adjustable rate preferreds are used to help lower the interest-rate risk inherent in utility stocks.

INVESTMENT STRATEGY-CONSERVATIVE/TAX-FREE INCOME

FEDERATED LIMITED TERM MUNICIPAL FUND 4
Selecting quality municipal securities and targeting an average maturity of 3 years or less, the fund offers a moderately low-risk approach to tax-free income and a low level of principal volatility.

TAX-FREE INSTRUMENTS TRUST 4,5
Investing in a diversified portfolio of tax-free money market securities, this money market funds seeks to offer a high level of stability - plus current income exempt from federal income tax.

INCOME

FEDERATED LIMITED TERM FUND
With primary investments across a wide spectrum of short-term, investment-grade securities, the fund offers a moderately low-risk approach to the pursuit of high current income. In an effort to capture the best short-term risk/reward trade-off, the fund targets an average duration of 3 years or less.

FEDERATED ADJUSTABLE RATE U.S. GOVERNMENT FUND, INC. 3
Due to the high quality and relative safety of the government securities in which it invests, this fund provides the opportunity for current income at a low risk expense. Adjustable rate mortgage securities, with targeted durations between 1 and 1-1/2 years help to reduce principal fluctuations.

LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST 3,4
Investing primarily in short-term U.S. government securities - guaranteed by the U.S. government, its agencies or instrumentalities - this fund offers exceptional quality for the stability-conscious.

MONEY MARKET MANAGEMENT, INC. 4
This money market fund offers the highest level of stability from a mutual fund. It seeks income opportunities through short-term, high quality money market securities.

(footnotes)
1 International securities entail more risk than U.S. securities due to increased volatility, currency fluctuations, and differences in auditing and other financial standards.

2 In return for their higher yields, lower-quality bonds carry a higher risk of default and volatility.

3 The U.S. government-backing of individual securities does not protect your fund shares or your principal from fluctuations in value. It does guarantee the timely payment of principal and interest on the individual government- or agency-backed holdings within the fund's portfolio.

4 If the federal alternative minimum tax applies to you, a portion of these funds' distributions may be subject to such taxation. State and local taxes are applicable to all but the state-specific, tax-free funds.

5If the federal alternative minimum tax applies to you, a portion of these funds' distributions may be subject to such taxation. State and local taxes are applicable to all but the state-specific, tax-free funds.

Federated Investors-
THE MUTUAL FUND EXPERTS BEHIND YOUR INVESTMENT

o Founded: 1955

o One of the 10 largest mutual fund managers in the country*

o Assets over $85 billion

o Funds: 240

o Employees: 1,800

o Average experience of senior investment professionals: 28 years

o Trading volume: approximately $4 trillion
(nearly the size of the national debt)

o In the top 8% of all 444 equity mutual fund managers, based on assets under management*

o In the top 4% of all fixed income mutual fund managers, based on assets under management*

o Introduced the first government fund to invest in mortgage-backed securities

o Introduced one of the first high yield bond funds in the industry (currently manages over $1.4 billion in high yield corporate bonds)

o Over 30 years of experience in the selection of corporate bonds

o One of the largest managers of tax-free portfolios

o Introduced the first fully managed tax-free fund

o More than 200 New York Stock Exchange firms and 4,000 financial institutions use Federated funds

*Source: Strategic Insight

(Two photographic images appear on this page. One is in the upper mid-section of the page, and depicts a man and woman working on a personal computer; the other appears in the bottom left of the page and depicts a blur of business suits and brief cases walking along a city street).


YOU CAN COUNT ON FEDERATED FOR INNOVATION,
EXPERTISE, AND SOUND METHODOLOGIES ...

THERE IS NO FACTORY, NO MACHINERY, NO INVENTORY. Federated is a business of people - employing ingenuity, creativity, experience and a wealth of knowledge - to serve the financial needs of investors like you.

The brainchild of John F. Donahue, Richard B. Fisher, and Thomas Donnelly, Federated was founded in 1955, in a modest, street-front office in Pittsburgh, Pennsylvania. The growth of Federated has paralleled the growth of the mutual fund industry. Their popularity and their assets have soared, predominantly in the past two decades.

Federated first emerged as a leader in the early 70s, when it developed the Mutual Fund for Investing in U.S. Government Securities (now called the Federated Fund for U.S. Government Securities, Inc.). This was the first fund that offered American investors the opportunity to invest in a portfolio of government securities.

Today, in its fifth decade of service, Federated is one of the largest investment management firms in the nation, with approximately $85 billion in assets, and more than 240 funds. The company continues to be a leader in the creation of investment products, services, and support systems that prove their value daily. Federated applies every resource to help position its clients for investment success.
That's why you can rest assured with Federated Investors as your money manager.

   MILLIONS OF PEOPLE DO.



TO LEARN MORE ABOUT FEDERATED FAMILY OF FUNDS,
AND THE MANY SERVICES, ADDED CONVENIENCES, AND BENEFITS YOU'LL ENJOY,

CALL 1-800-245-4770.

WE CAN PROVIDE YOU WITH ADDITIONAL PROSPECTUSES THAT CONTAIN MORE COMPLETE INFORMATION ON THE FUNDS. PLEASE READ THEM CAREFULLY BEFORE INVESTING.


(back cover)

THIS BROCHURE MUST BE ACCOMPANIED OR PRECEDED BY A PROSPECTUS FOR ONE OF THE FEDERATED FUNDS.

(Federated Investors Logo)
Federated Securities Corp. is the distributor of the funds.
012888 (6/96)





     TOTAL RETURNS

12/31/96 ANNUALIZED TOTAL RETURN PERCENTAGES WITHOUT THE SALES LOAD:


                                 Inception   1 year      3 year   5 year  10 year   Since
                                 Date                                               Inception

FEDERATED AMERICAN LEADERS FUND  2/69        19.39%      17.84%   15.35%  13.17%    10.75%



Total return shown is for the Class A Shares and does not reflect the maximum 5.5% sales charge. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: 12.80%, 15.65%, 14.05%, 12.52% and 10.53% respectively.



                             Inception  1 year  3 year 5 year  10 year  Since
                             Date                                       inception

FEDERATED BOND FUND -- A      6/95      5.21%   na     na      na       8.42%

FEDERATED BOND FUND --F      5/87       5.40%   6.97%  10.54%  na       9.91%




Although the William Penn Quality Income Fund is expected to be merged into Class A Shares of Federated Bond Fund, performance is also shown for the Class F Shares to demonstrate the long term performance of the portfolio. Performance of the Class F Shares differs from that of the Class A Shares due to differences in charges and expenses.

The above performance does not reflect the Class A Shares' maximum 4.5% sales charge or the Class F Shares' maximum 1% sales charge or 1% contingent deferred sales charge applicable to shares redeemed within four years of purchase. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: Federated Bond Fund -A: .47%, na, na, na and 5.19% respectively; and Federated Bond Fund - F: 3.28%, 6.25% 10.32%, na and
9.80% respectively.   Expenses for Federated Bond Fund were 1.05% for A  and
1.08% for F as of 2/28/97.




                         Inception    1 year   3 year   5 year    10 year    Since
                         Date                                                inception

FEDERATED FUND FOR US    10/69        4.20%    5.34%    5.25%     7.51%      7.76%
GOVERNMENT SECURITIES





Total return shown is for the Class A Shares and does not reflect the maximum 4.5% sales charge. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: (.53)%, 3.73%, 4.28%, 7.01% and 7.58% respectively.





                        Inception     1 year   3      5 year  10 year   Since inception
                        Date                   year

FEDERATED INTERNATIONAL 8/84          5.76%    4.22%  6.94%   6.37%     13.07%
EQUITY FUND





Total return shown is for the Class A Shares and does not reflect the maximum 5.5% sales charge. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: (.06)%, 2.27%, 5.74%, 5.76% and 12.55% respectively.




                 Inception     1 year   3 year  5 year  10 year    Since
                 Date                                              inception

FEDERATED        10/90         6.01%    5.30%   7.43%   na         8.41%
PENNSYLVANIA

MUNI INCOME FUND





Total return shown is for the Class A Shares and does not reflect the maximum 4.5% sales charge. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: 1.28%, 3.70%, 6.45%, na and 7.61%.




                       Inception   1 year  3 year     5 year    10 year  Since
                       Date                                              inception

FEDERATED NEW YORK     12/92       4.92%   4.12%      na        na       6.89%
MUNI INCOME FUND





Total return shown is for the Class F Shares and does not reflect the maximum sales charge. The maximum sales charge for Federated New York Municipal Income
Fund is 1.00%.   The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: 2.84%, 3.45%, na, na and 6.63% respectively. Federated New York Municipal Income Fund also imposes a contingent deferred sales charge of 1% on shares redeemed within four years of purchase.


Past performance does not guarantee future results. Investment return and principal value will fluctuate, so when shares are redeemed, they may be worth more or less than their original cost.

015708(4/97)


                       MUNICIPAL SECURITIES INCOME TRUST
                              Federated Investors
                           Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779
                                 (412) 288-1900


                                 April 8, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, N.W.
Washington, DC  20549

   RE: Municipal Securities Income Trust (the ``Trust'')
       1933 Act File No. 333-23871
       1940 Act File No. 811-6165

Dear Sir or Madam:

     Pursuant to Regulation 14a-6 of the Securities Exchange Act of 1934, enclosed for filing electronically are additional proxy solicitation materials for the above-referenced Trust.

     The enclosed information is expected to be mailed to certain shareholders of New York Tax-Free Income Portfolio, a portfolio of William Penn Interest Income Fund, on or about April 25, 1997 in connection with the Special Meeting of Shareholders to be held on May 29, 1997. The material is intended to supplement the definitive Prospectus/Proxy, Statement of Additional Information, and form of proxy of Federated New York Municipal Income Fund, a portfolio of the above-referenced Trust, as filed with the Commission on March 25, 1997.

     Any questions or comments with respect to this filing may be directed to the undersigned at (412) 288-4827.
                                        Very truly yours,



                                        /s/ Jody L. Petras
                                        Jody L. Petras
                                        Senior Compliance Analyst


cc:  Byron Bowman
     Matthew Hardin